Prestige Brands Holdings, Inc. Announces Pricing of $250 Million Senior Notes Due 2020

Irvington, NY, January 24, 2012— Prestige Brands Holdings, Inc. (NYSE: PBH) (the “Company”) announced today that its wholly-owned subsidiary, Prestige Brands Inc. (“Prestige Brands”), has priced an offering of $250 million in aggregate principal amount of 8.125% senior notes due 2020 (the “Notes”). The sale of the Notes is expected to be completed on or about January 31, 2012, subject to customary closing conditions. At such time, subject to customary closing conditions, the Company expects to complete the previously announced acquisition of certain North American over-the-counter healthcare brands owned by GlaxoSmithKline plc and its affiliates (the “GSK Brands Acquisition”), to enter into new senior secured credit facilities (including a new term loan facility) and secure Prestige Brands’ existing 8.25% Senior Notes due 2018 ratably with the new term loan facility.

The Notes will be senior unsecured obligations of Prestige Brands and will be guaranteed by the Company and certain of its domestic subsidiaries. The Company intends to use the net proceeds from the offering, together with borrowings under the new senior secured credit facilities, to finance the GSK Brands Acquisition, to repay its existing senior secured credit facilities, to pay fees and expenses incurred in connection with these transactions and for general corporate purposes.

The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees. Any offers of the Notes and related guarantees will be made only by means of a private offering memorandum. The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of the forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “continue,” (or the negative of other derivatives of each of these terms) or similar terminology. The “forward-looking statements” include, without limitation, statements regarding our acquisition of the GSK Brands and Prestige Brands, Inc.’s issuance of the Notes and the entry into the new senior secured bank facilities. These statements are based on management’s estimates and assumptions with respect to future events, which include uncertainty as to our ability to consummate the offering of the Notes, failure to realize the anticipated benefits of the acquisition of the GSK Brands, including as a result of a delay in completing the acquisition of the GSK Brands or a delay or difficulty in integrating the GSK Brands, the expected amount and timing of cost savings and operating synergies, current capital and debt market conditions, the Company’s ability to obtain new debt financing on acceptable terms and the anticipated use of proceeds from the proposed offering, which estimates are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause actual results to vary is included in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

CONTACT: Prestige Brands Holdings, Inc.

Dean Siegal (914) 524-6819

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